                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 ODETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  ODETICS, INC.
                          1515 South Manchester Avenue
                         Anaheim, California 92802-2907

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held October 27, 1995

To the Stockholders of Odetics, Inc.:

         The Annual Meeting (the "Meeting") of the Stockholders of Odetics, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 1515 South Manchester Avenue, Anaheim, California, on October 27, 1995 at 10:00 A.M., Pacific Daylight Time, to consider and act upon the following matters:

         I. The election of a Board of eight directors for the ensuing year;

         II. Approval of the Company's Amended and Restated Outside Director Stock Option Plan; and

         III. Such other business as may properly come before the Meeting.

         The close of business on September 7, 1995 has been fixed as the record date for determination of stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

         Whether or not you intend to be present at the Meeting, please date, sign and mail the enclosed proxy in the envelope provided as promptly as possible. You are cordially invited to attend the Meeting and your proxy can be revoked if you are present and vote in person.

                                            By Order of the Board of Directors


                                           /s/JERRY MUENCH

                                            Jerry Muench
                                            Secretary

Anaheim, California
September 21, 1995

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED. YOUR COOPERATION IN PROMPTLY RETURNING YOUR SIGNED PROXY CARD WILL BE HELPFUL IN REDUCING EXPENSES INCIDENTAL TO FOLLOWING UP THIS PROXY SOLICITATION.

                                  ODETICS, INC.
                          1515 South Manchester Avenue
                         Anaheim, California 92802-2907

                                 PROXY STATEMENT


         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Odetics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting (the "Meeting") of Stockholders of the Company to be held on October 27, 1995 at 10:00 A.M., Pacific Daylight Time, or any adjournment thereof. The Meeting will be held at the Company's offices at 1515 South Manchester Avenue, Anaheim, California 92802. The first date on which this Proxy Statement and related form of proxy are being sent to the Stockholders is on or about September 21, 1995. The accompanying proxy names Joel Slutzky and Gregory Miner, and each of them, as proxy holders for purposes of the Meeting.

         At the Meeting, the holders of record on the Record Date indicated below (the "Stockholders") of the Company's Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.10 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being referred to collectively as "Common Stock"), will consider and act upon the following matters:

            I. The election of a Board of eight directors for the ensuing year;

            II. Approval of the Company's Amended and Restated Outside Director Stock Option Plan; and

            III. Such other business as may properly come before the Meeting.

         All proxies that are validly completed, signed and returned to the Company prior to the Meeting will be voted in accordance with the instructions contained therein. If instructions are not given in the proxy, it will be voted "FOR" the election of the directors nominated and the approval of the Company's Amended and Restated Outside Director Stock Option Plan. With respect to any other matter that may come before the Meeting, the proxy holders will vote the proxy in accordance with their best judgment. Any proxy given by a Stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date or by the Stockholder attending the Meeting and voting his or her shares of Common Stock in person.

                                     VOTING

         The Board of Directors (the "Board") has fixed the close of business on September 7, 1995 as the record date (the "Record Date") for the determination of the Stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. As of the close of business on such date, there were 4,831,925 shares of Class A Common Stock and 1,161,031 shares of Class B Common Stock issued and outstanding. Holders of Class A Common Stock will be entitled to elect 25% of the Board (rounded up to the nearest whole number), or two directors. The balance of the Board will be elected by the holders of the Class B Common Stock.

         With respect to the election of the Board, the Stockholders of each class of Common Stock will be entitled to one vote for each share then held unless cumulative voting is in effect. As provided by the Company's Bylaws, no Stockholder is entitled to cumulate his or her votes (as described below) except as to candidates whose names have been placed in nomination prior to the commencement of voting and unless at least one Stockholder has given notice prior to commencement of the voting of his or her intention to cumulate votes. If any Stockholder has given such notice, then each Stockholder may cumulate votes by multiplying the number of shares of each class of Common Stock the Stockholder is entitled to vote by the number of directors to be elected by such class. The number of cumulative votes thus determined may be distributed among two or more candidates or cast for one candidate. The candidates receiving the highest number of votes, up to the number of directors to be elected by each class of Common Stock, will be elected. If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of each class of the Common Stock covered by proxies received by them (except for any withholding authority to vote for directors) among the candidates named herein as they determine.

         Except as described above for the election of directors, holders of the Common Stock will vote at the Meeting as a single class on all matters; each holder of shares of Class A Common Stock will be entitled to one-tenth vote per share and each holder of shares of Class B Common Stock will be entitled to one vote per share.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 7, 1995, the number and percentage ownership of the Company's Class A Common Stock and Class B Common Stock by (i) all persons known to the Company to own beneficially more than 5% of either class of outstanding Common Stock (based upon reports filed by such persons with the Securities and Exchange Commission), (ii) each of the named officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the Common Stock shown as beneficially owned. An asterisk denotes beneficial ownership of less than 1%.

                                                     Class A Common Stock                   Class B Common Stock
                                           -------------------------------------      -----------------------------------
                  Name and Address            Amount & Nature of                       Amount & Nature of
                 of Beneficial Owner       Beneficial Ownership(1)    Percent(2)      Beneficial Ownership     Percent(2)
            ---------------------------    -----------------------    ----------      --------------------     ----------
            Gerald A. Weber . . . . . .           330,868(3)               6.9%           195,524(3)              16.8%
            222 N. La Salle, Suite 800
            Chicago, Illinois 60601
            Joel Slutzky(3)(4)  . . . .            96,607                  2.0%           258,669                 22.3%
            Crandall Gudmundson(4)  . .            93,879                  2.0%            73,278                  6.3%
            Jerry Muench(4) . . . . . .            80,017(5)               1.7%            72,860(6)               6.3%
            Kevin C. Daly, Ph.D.(4) . .            43,272                  *                    --                   --
            James Welch(4)  . . . . . .            82,189                  1.7%            63,375                  5.5%
            Gordon Schulz(4)  . . . . .            89,578                  1.8%            69,302                  6.0%
            Gregory A. Miner(4) . . . .             7,667                  *                   --                    --
            Leo Wexler  . . . . . . . .             7,288(7)               *               24,728(8)               2.1%
            Stanley Molasky . . . . . .            45,002                  *               48,268                  4.2%
            Ralph R. Mickelson  . . . .            25,825                  *               20,445(9)               1.8%
            Paul E. Wright  . . . . . .             8,725                  *                   --                    --
            All executive officers and
            directors as a group
            (13 persons)  . . . . . . .           635,537                 13.2%           634,703                 54.7%

-----------------

(1) Included in the shares shown are shares subject to currently exercisable options as follows: Joel Slutzky, 40,300; Crandall Gudmundson, 19,550; Jerry Muench, 18,333; Kevin C. Daly Ph.D., 25,800; James Welch, 16,500; Gordon Schulz, 16,500; Gregory A. Miner, 7,667; Leo Wexler, 5,325; Stanley Molasky, 5,325; Ralph R. Mickelson, 5,325; Paul E. Wright, 725; and all executive officers and directors as a group, 180,573.

(2) Included as outstanding for purposes of these calculations were 4,831,925 shares of Class A Common Stock or 1,161,031 shares of Class B Common Stock, as the case may be, outstanding as of September 7, 1995 plus, in the case of a particular person or group, the shares of Class A Common Stock or Class B Common Stock, as the case may be, subject to currently exercisable options (which are deemed to include options exercisable within 60 days after September 7, 1995) held by that person or group, which options are specified in note 1. Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options are not deemed to be outstanding for purposes of this calculation.

(3) All of the shares shown are owned beneficially of record by various trusts with respect to which Mr. Weber serves as trustee or co-trustee. Mr. Weber shares investment and voting power as to 115,528 of the shares of Class A Common Stock and 120,977 of the shares of Class B Common Stock shown. Mr. Weber exercises sole investment and voting power over the remaining 215,340 shares of Class A Common Stock and 74,547 shares of Class B Common Stock shown. The shares of Class A Common Stock and shares of Class B Common Stock shown includes an aggregate of 274,079 shares of Class A Common Stock and 141,136 shares of Class B Common Stock, respectively, held in trust for the benefit of children and relatives of Mr. Slutzky, as to which shares Mr. Slutzky has no investment or voting power and disclaims any beneficial ownership. The shares of Class A Common Stock and shares of Class B Common Stock shown also include 27,879 shares of Class A Common Stock and 26,978 shares of Class B Common Stock, respectively, held in trust for the benefit of the children of Mr. Wexler, as to which shares Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

(4) The address for each of these persons is 1515 So. Manchester Avenue, Anaheim, California 92802.

(5) Also includes 31,114 shares of Class A Common Stock as to which Mr. Muench shares investment and voting power with his wife.

(6) Also includes 31,114 shares of Class B Common Stock as to which Mr. Muench shares investment and voting power with his wife.

(7) The shares shown do not include 27,879 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

(8) The shares shown include 18,940 shares held in trust for the benefit of Mr. Wexler and his relatives, as to which Mr. Wexler shares investment and voting power with his son. The shares shown do not include 26,978 shares held in trust for the benefit of relatives of Mr. Wexler, as to which Mr. Wexler has no investment or voting power and disclaims any beneficial ownership.

(9) The shares shown include 18,445 shares held in trust for the benefit of Mr. Mickelson's wife, as to which Mr. Mickelson shares investment and voting power with his wife.


                              ELECTION OF DIRECTORS

       At the Meeting, it is intended that the persons named in the accompanying proxy card will vote for the election of the eight nominees listed below, each director to serve until the next annual meeting and until his successor is elected. Holders of Class A Common Stock will elect two of the eight nominees and holders of Class B Common Stock will elect the other six. If cumulative voting is in effect, however, the proxy holders of each class of Common Stock will have the right to cumulate and allocate votes among those nominees standing for election with respect to such class of Common Stock as such proxy holders elect. All of the nominees are currently directors of the Company and have indicated that they are willing to continue to serve as directors. If at the time of the Meeting, however, any of such nominees should be unable to serve or should decline to serve, proxies will be voted for the election of a substitute recommended by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required.

       Messrs. Gudmundson and Wexler will stand for election by the holders of Class A Common Stock, and Messrs. Slutzky, Muench, Mickelson, Molasky, Wright and Daly will stand for election by the holders of Class B Common Stock.

       Messrs. Slutzky, Gudmundson and Muench are founders of the Company. Mr. Slutzky (age 56) has been Chairman of the Board since the Company's founding in 1969 and Chief Executive Officer since 1975. From May 1993 until January 1994, he assumed the additional responsibilities of Chief Financial Officer on an interim basis following the retirement of the Company's former Chief Financial Officer. In January 1994, Gregory A. Miner joined the Company as Chief Financial Officer. Mr. Gudmundson (age 64) has served as President of the Company since 1975 and has been a director since 1979. Mr. Muench (age 60) has served as a director and Secretary since 1969 and as Vice President - Marketing since 1975. Dr. Daly (age 51) was appointed a director of the Company in June 1993 and has served as Vice President-Chief Technical Officer of the Company since 1987. Dr. Daly also has been President of the Company's wholly-owned subsidiary ATL Products, Inc., since its formation in 1993.

       Messrs. Molasky and Wexler have been directors of the Company since 1969, and Mr. Mickelson has been a director of the Company since 1975. For over ten years, Mr. Mickelson (age 67) has been a senior partner in the Chicago law firm of Rudnick & Wolfe. Since 1985, Mr. Molasky (age 68) has been self-employed as an investor. For over ten years, Mr. Wexler (age 85) has been self-employed as an investor. Mr. Wright (age 64) was appointed an outside director of the Company in June 1993; he has served as Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation, since 1988.

       The Board held four regular meetings during the Company's last fiscal year.

       The Company has two standing committees, the Compensation and Stock Option Committee and the Audit Committee, and does not have a standing nominating committee. The Board as a whole acts upon matters that would otherwise be the responsibility of a nominating committee. The Compensation and Stock Option Committee, which consists of Messrs. Mickelson, Molasky, Wexler and Wright (a member since June 18, 1993), met once during the Company's last fiscal year. That Committee makes recommendations to the Board on the compensation of all officers of the Company and administers the Company's stock plans.

       The Audit Committee, which also consists of Messrs. Mickelson, Molasky, Wexler and Wright (a member since June 18, 1993) met once during the Company's last fiscal year. That committee reviews the audit and audit review programs and procedures of the independent auditors and the Company's internal accounting staff and the results of internal auditing procedures. The Audit Committee also reviews the independence, professional services, fees, plans and results of the independent auditors' engagement, and recommends their retention or discharge to the Board.

       During the last fiscal year, each of the directors attended at least 75 percent of all meetings of the Board and the committees on which he served.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH INCUMBENT DIRECTOR. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" EACH INCUMBENT DIRECTOR UNLESS OTHERWISE INSTRUCTED.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

       The following table sets forth certain information regarding all executive officers and directors of the Company as of August 31, 1995:

            Name                              Age       Capacities in Which Served
            ----                              ---       --------------------------
            Joel Slutzky                      56        Chairman of the Board and Chief Executive Officer

            Crandall Gudmundson               64        President and Director

            Jerry Muench                      60        Vice President - Marketing, Secretary and Director

            Kevin C. Daly, Ph.D.              51        Vice President - Chief Technical Officer and Director,
                                                        President - ATL Products, Inc.

            Gordon Schulz                     63        Vice President - Mechanical Engineering

            James Welch                       61        Vice President - Electrical Engineering

            David E. Lewis                    61        Vice President - Commercial Products

            Gregory A. Miner                  40        Vice President and Chief Financial Officer

            Gary Smith                        38        Vice President and Controller

            Ralph Mickelson                   68        Director

            Stanley Molasky                   68        Director

            Leo Wexler                        85        Director

            Paul E. Wright                    64        Director

         The following is a brief description of the capacities in which each of the executive officers has served during the past five years. Biographies of Messrs. Slutzky, Gudmundson, Muench and Daly appear earlier in this Proxy Statement. See "Election of Directors".

         Messrs. Schulz and Welch are founders of the Company. Mr. Schulz has served as Vice President - Mechanical Engineering since 1983. Mr. Welch has served as Vice President - Electrical Engineering since 1983. Mr. Lewis has served as Vice President - Commercial Products since 1983. Mr. Miner has served as Vice President and Chief Financial Officer since joining the Company in January 1994; previously he served as Vice President, and Chief Financial Officer and a member of the Board of Directors of Laser Precision Corporation, a manufacturer of fiber optic test equipment, since December 1984. Mr. Smith has served as Controller since 1992 and was appointed Vice President in August 1994; previously he served as Assistant Controller since 1990 and previous to that as Senior Financial Analyst since 1986.

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1995, 1994 and 1993 of those persons who were, as of March 31, 1995, the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended March 31, 1995 (the "named officers"):

                          Summary Compensation Table

                                                                             Long-Term
                                                     Annual                Compensation
                                                  Compensation                 Awards
                                            -----------------------   ---------------------
                                                                      Restricted
                                 Fiscal                                  Stock      Options          All Other
Name and Principal Position       Year         Salary(1)     Bonus       Awards     (Shares)       Compensation(2)
---------------------------      ------        ---------   --------   -----------   -------        ---------------
 Joel Slutzky  . . . . . . . .    1995          $284,441   $25,000          -            -               $2,994
   Chairman of the Board and      1994           260,906    25,000     $3,616       33,000                3,123
   Chief Executive Officer        1993           252,287         -          -       28,000                2,572

 Gregory Miner(3)  . . . . . .    1995           201,827    57,500(3)       -            -                    -
   Vice President and             1994            29,284     7,500          -       23,000                    -
   Chief Financial Officer

 Crandall Gudmundson . . . . .    1995           179,464         -          -            -                2,606
   President                      1994           173,864    15,000      2,792       15,000                2,693
                                  1993           154,378         -          -       11,500                1,733

 Gordon Schulz . . . . . . . .    1995           179,293         -          -           -                 1,890
   Vice President -               1994           173,668    10,000      3,008        7,500                1,344
   Mechanical Engineering         1993           164,974         -          -       11,000                1,870

 James Welch . . . . . . . . .    1995           172,776         -          -            -                1,012
   Vice President -               1994           173,400    10,000      2,856        7,500                    -
   Electrical Engineering         1993           164,195         -          -       11,000                    -

-----------------

(1) Represents all amounts earned during the fiscal years shown, including amounts deferred under the Company's Executive Deferral Plan and the Company's 401(k) Plan.

(2) Represents the Company's matching contribution to the respective accounts of the named officers under the Company's 401(k) Plan.

(3) Mr. Miner joined the Company in January 1994. Pursuant to the Company's offer of employment to Mr. Miner, he was guaranteed a minimum level of compensation in his first year of employment.

         Directors who are not associates of the Company receive an annual fee of $12,000 per year, paid quarterly. Additionally they receive $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting.

         The Company did not grant any options, under its 1994 Long-Term Incentive Equity Plan or otherwise, during fiscal 1995 to any of the named officers.

         The following table sets forth certain information with respect to stock options exercised during fiscal 1995 by each of the named officers:

                              Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

                                                              Number of Unexercised       Value of Unexercised
                                                                 Options Held at         In-the-Money Options At
                                                                  March 31, 1995            March 31, 1995(2)
                                                              ---------------------      -----------------------
                       Shares Acquired          Value
         Name            on Exercise         Realized(1)     Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------  ---------------       -----------     -----------  -------------  -----------  -------------
                           Class A             Class A         Class A       Class A       Class A       Class A
                           -------             -------         -------       -------       -------       -------
Joel Slutzky  . . . .      5,600             $13,300            40,300        36,000       $ 7,775            -
Gregory Miner . . . .          -                   -             7,667        15,333             -            -
Crandall Gudmundson .      3,300               7,838            19,550        15,750         4,450            -
Gordon Schulz . . . .      3,200               7,600            16,500        10,500         4,300            -
James Welch . . . . .      3,200               7,600            16,500        10,500         4,300            -

-------------------------

(1) Value is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock as reported by the Nasdaq National Market) as of December 21, 1995 (the date that the options were exercised) which was $6.75 and multiplying the resulting number by the number of underlying shares of Common Stock.

(2) Value is determined by subtracting the exercise price from the fair market value (the closing price for the Company's Common Stock as reported by the Nasdaq National Market) as of March 31, 1995 ($5.50 per share) and multiplying the resulting number by the number of underlying shares of Common Stock.

         The Company has not entered into employment agreements with any of the officers named in the foregoing tables. Consequently, there is no agreement or policy which would result in any such named officer being entitled to severance payments or any other compensation as a result of such officer's termination.

ASSOCIATE BENEFIT PLANS

         The Company maintains a Profit Sharing Plan and Trust (the "Profit Sharing Plan"), which qualifies under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). The Profit Sharing Plan provides that associates who meet a six-month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the Profit Sharing Plan. The Company may contribute Class A Common Stock or cash to the Profit Sharing Plan. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust and invested. Participant accounts are credited with investment gains and losses. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the Profit Sharing Plan, if vested, becomes distributable in a lump sum or over a period of time, at the discretion of the Profit Sharing Plan Administrator. No contributions were made to the Profit Sharing Plan for fiscal years 1995, 1994, and 1993.

         The Profit Sharing Plan also includes the Odetics, Inc. 401(k) Plan (the "401(k) Plan"). Under the 401(k) Plan, associates with at least six months of service with the Company or any subsidiary may elect to defer up to 15% of their annual compensation not to exceed limits set by the Code. The maximum deferral for calendar year 1995 is $9,140.

         The Company maintains an Associate Stock Ownership Plan (the "ASOP"), which qualifies under Section 401 of the Code. The ASOP provides that associates who meet a six-month service requirement automatically become participants. Each fiscal year, the Company, at its discretion, makes a contribution to the ASOP. The Company may contribute Class A Common Stock, or the cash to buy Class A Common Stock. These contributions are allocated to separate accounts of the participants in proportion to their relative compensation, and are held in trust. Vesting depends on the participant's years of service, with contributions being fully vested after the participant has five years of service. When an associate leaves the Company, his account under the ASOP, if vested, is distributed in shares of Class A Common Stock. The Company did not contribute any shares of Class A Common Stock to the ASOP for fiscal year 1995.

         The Company maintains an Executive Deferral Plan (the "Deferral Plan") which is intended to provide deferred compensation benefits to designated executives of the Company who contribute to the Company's growth and success. Eligible executives may elect to defer up to 75%, but not less than $5,000, of their annual compensation. Participation in the Deferral Plan is voluntary and may be discontinued at any time. Payment of benefits commences upon the retirement, death, disability of termination of employment of a participating executive.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No directors of the Company other than those identified above as members of the Compensation Committee served on that Committee during fiscal 1995. No member of the Compensation Committee was an officer or employee of the Company or its subsidiary during fiscal 1995. None of the executive officers of the Company has served on the Board of Directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

         Notwithstanding anything to the contrary, set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 11 hereof shall not be incorporated by reference into any of such filings.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report covers the Company's fiscal year 1995, ended March 31, 1995.

         The Compensation and Stock Option Committee (the "Compensation Committee") for fiscal year 1995 was comprised of four outside directors, Messrs. Wexler, Molasky, Mickelson, and Wright. The Compensation Committee recommends the general compensation levels for executives. The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, salaries, bonuses and benefit plans for officers and key associates. In fiscal year 1995, the Compensation Committee met once.

         The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with Company objectives and business strategies as well as with financial and operational performance. In keeping with this principle the Compensation Committee seeks to:

                  (1) attract and retain qualified senior executives, who can play a significant role in the achievement of the Company's goals;

                  (2) reward executives for strategic management and the long-term enhancement of stockholder value; and

                  (3) create a performance-oriented environment that rewards performance with respect to the financial and operations goals of the Company.

         In fiscal year 1995, the annual compensation for the executive officers included base salaries, bonuses and stock options.

         The Company establishes salaries for the CEO and other officers by considering the salaries of officers at comparably-sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation.

         A substantial portion of the compensation of executive officers is based upon the award of stock options which rely on increases in the value of the Company's common stock. The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in the Company consistent with the interests of the Company's stockholders. Under the Company's stock option plans, options are granted from time to time to certain officers and key associates of the Company and its subsidiaries at the fair market value of the shares of common stock at the time of grant. Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance. The award of stock options to the CEO and executive officers is determined based upon individual performance, level of base salary and position with the Company.

         The Committee has reviewed the fiscal year 1995 base salaries of the CEO and each of the executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by the Company's competitors and by other companies of similar size. The Committee also reviewed the stock options awarded to the executive officers for their services in fiscal year 1995 and is of the opinion that the option awards are reasonable in view of the officers' individual performance and positions with the Company.

                 COMPENSATION COMMITTEE:

                 Paul Wright, Chairman
                 Ralph Mickelson
                 Stanley Molasky
                 Leo Wexler

                               COMPANY PERFORMANCE

         The graph on the following page shows a comparison of cumulative total returns for the Company's Class A and Class B Common Stock, the Index for the Nasdaq National Market, the American Stock Exchange ("AMEX") Market Value Index and Media General's Industry Groups 07 for Business Data Processing and 071 for Computers, Subsystems and Peripherals for the fiscal year periods ended March 31, 1990 through 1995. Until January 1994, the Company's Class A and Class B Common Stock were traded on the AMEX. Since such time, the Company's Class A and Class B Common Stock have been listed on the Nasdaq National Market. Accordingly, the Company is using both broad market indices. Also, instead of using the AMEX High-Technology Index that the Company used last year, the Company is using industry indices that are not tied to a particular trading market or exchange.

                       PERFORMANCE GRAPH FOR ODETICS, INC.
                  Indexed Comparison of Cumulative Total Return

 Odetics, Inc. Class A and B Common Stock, Index for the Nasdaq National Market,
     the AMEX Market Value Index and Media General's Industry Groups 07 for
                            Business Data Processing
                and 071 for Computers, Subsystems and Peripherals



                                 Odetics Class       Media Gen-                     Odetics Class    Media Gen-
      Measurement Period           A Common        eral's Indus-   American Stock     B Common      eral's Indus-   NASDAQ Market
    (Fiscal Year Covered)            Stock         try Group 07       Exchange          Stock       try Group 071       Index
    --------------------         ------------      -------------   --------------   -------------   -------------   -------------
1990                                100.00            100.00          100.00           100.00          100.00          100.00
1991                                135.71            112.46          101.91           101.79          107.13          110.28
1992                                114.29            116.77          109.25            98.21           95.53          116.23
1993                                152.38            116.12          117.52           119.64           84.33          130.08
1994                                209.52            128.03          121.11           153.57           95.77          150.33
1995                                104.76            163.94          127.73            89.29          118.19          159.48


Note: Assumes $100 invested on 3/31/90 in each of Odetics, Inc. Classes A and B Common Stock, the Index for the Nasdaq National Market, the AMEX Market Value Index and Media General's Industry Groups 07 and 071. Assumes reinvestment of dividends on a daily basis.

     APPROVAL OF THE AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN

         In July 1995, the Board of Directors adopted and recommended for submission to the Company's stockholders for their approval, the Amended and Restated Outside Director Option Plan (the "Outside Director Plan"), which amends the existing plan to add an additional grant of options. See "Terms of Options." The principal features of the Outside Director Plan are summarized below, but the description is subject to, and is qualified in its entirety by, the full text of the Amended and Restated Outside Director Plan, which is annexed as Exhibit B to this Proxy Statement.

REASONS FOR THE OUTSIDE DIRECTOR PLAN

         The Outside Director Plan is intended to enable the Company to secure persons of requisite business experience to serve on the Board of Directors, motivate directors to enhance the future growth of the Company by furthering their identification with the interests of the Company and its stockholders and assist in retaining directors. To further this goal, the Company's Board of Directors has adopted and recommended for submission to the stockholders for their approval the Outside Director Plan, authorizing the granting to non-employee directors of options to purchase a maximum of 200,000 shares of the Company's Class A Common Stock.

TERMS AND CONDITIONS OF THE PLAN

         The Outside Director Plan authorizes the granting during the period commencing on the date of adoption of the Outside Director Plan by the stockholders of the Company, and concluding on the tenth anniversary thereof, options to purchase in the aggregate 200,000 shares of the Company's Class A Common Stock. There are currently four non-employee directors who would be eligible for the grant of options.

ADMINISTRATION

         The Outside Director Plan is self-governing and is intended to meet the requirements of Rule 16b-3(c)(2)(ii) under the Exchange Act. Therefore, all grants of stock options are made pursuant to a pre-determined formula. The Plan also is intended to comply with the other requirements of Rule 16b-3 under the Exchange Act.

TERMS OF OPTIONS

         The amendment to the existing outside director stock option plan provides for a one-time grant on the third business day after the annual meeting in which a non-employee director is elected of an immediately exercisable option to purchase 5,000 shares of Class A Common Stock at an exercise price equal to the last publicly reported per share sale price on the most recent date on which the Class A Common Stock was traded.

         In addition, under the terms of the Outside Director Plan before its amendment and continuing after such amendment, on the third business day after each annual meeting of the Company's stockholders, each non-employee director elected at the meeting will automatically be granted an option to purchase 4,000 shares of Class A Common Stock. The exercise price of such option will be equal to the last publicly reported per share sale price on the most recent date on which the Class A Common Stock was traded prior to such grant. All such options will be exercisable on the first anniversary of the date of grant as to 1,300 shares, with additional increments of 1,350 becoming exercisable on the second and third anniversary of grant. Options granted under the Outside Director Plan shall expire ten years from the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof.

TRANSFERABILITY AND TERMINATION

         Options will not be transferable except by will or by the laws of descent and distribution or by gift to or for the benefit of family members of the option holder. When a non-employee director ceases to be a member of the Board of Directors, all exercisable stock options held by him or her shall remain exercisable for a period of five years. Any nonexercisable stock options shall be canceled as of the date such member ceases to be a board member.

         The number of shares available under the Outside Director Plan or subject to any outstanding options granted under the Outside Director Plan and the exercise price of any such options shall be adjusted automatically in a manner consistent with the effect on other stockholders arising from any corporate restructuring or similar actions.

AMENDMENT

         The Outside Director Plan may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder, and then only to the extent such amendment is permitted by Rule 16b-3(c)(2)(ii)(B), or its successor under the Exchange Act. Any amendment, suspension or termination of the Outside Director Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option already granted under the Outside Director Plan. Modifications or amendments to the Outside Director Plan may not increase the maximum number of shares, decrease the price at which options may be granted, or change the Outside Director Plan so that it fails to comply with Rule 16b-3 of the Securities and Exchange Commission without prior Stockholder approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE OUTSIDE DIRECTOR PLAN. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE OUTSIDE DIRECTOR PLAN UNLESS OTHERWISE INSTRUCTED.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than May 24, 1996 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy for such meeting.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1995 (the "Stockholders' Annual Report") is being furnished concurrently with this Proxy Statement to the Stockholders on the Record Date.

         The Company has filed with the Securities and Exchange Commission an annual report on Form 10-K for the 1995 fiscal year, a copy of which will be provided without charge to any Stockholder upon written request addressed to the Secretary of the Company at the address set forth above. No material contained in either the Stockholders' Annual Report or the annual report on Form 10-K is to be regarded as proxy solicitation material.

                             SOLICITATION OF PROXIES

         All expenses incurred in connection with solicitation of the enclosed proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular associates of the Company, who will receive no additional compensation for their services, may solicit proxies by mail, telephone, telegraph or personal call. The Company has requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers, and will reimburse such brokers and nominees for their out-of-pocket and reasonable expenses in connection therewith.

         In the discretion of management, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although management does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by the Company.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, no other matter is known that will be brought before the Meeting. However, if any other matter properly comes before the Meeting or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

                                           By Order of the Board of Directors,

                                           /s/ JERRY MUENCH
                                           Jerry Muench
                                           Secretary

Anaheim, California
September 21, 1995

                                    EXHIBIT B

                      AMENDED AND RESTATED OUTSIDE DIRECTOR
                       STOCK OPTION PLAN OF ODETICS, INC.

         1. Purpose. The Amended and Restated Outside Director Stock Option Plan of Odetics, Inc. has been adopted to promote the longer-term growth and financial success of the Company by (1) enhancing its ability to attract and retain nonaffiliated individuals of outstanding ability as members of the Board and (2) promoting a greater identity of interest between nonassociate members of the Board and shareholders.

         2. Definitions. As used in the Plan, the following terms have the respective meanings:

                 (a) "Board" means the Company's Board of Directors.

                 (b) "Common Stock" means the Company's Class A Common Stock, par value $.10 per share, or any successor stock issued by the Company in replacement or conversion thereof.

                 (c) "Company" means Odetics, Inc., a corporation established under the laws of the State of Delaware.

                 (d) "Fair Market Value" means the last publicly reported per share sale price on the most recent date on which Common Stock was traded preceding the Grant Date.

                 (e) "Grant Date" means the third business day following the Company's annual meeting of shareholders.

                 (f) "Initial Stock Option" means a right granted pursuant to
Section 6(a) of the Plan to a Participant on the applicable Grant Date to purchase 5,000 shares (subject to an adjustment in accordance with the provisions of Section 5(b) hereof) of Common Stock at the applicable Fair Market Value.

                 (g) "Participant" means for each Grant Date any director elected to the Board at the applicable annual meeting of shareholders who is not an associate of the Company or any subsidiary or affiliate of the Company on the applicable Grant Date.

                 (h) "Plan" means the Amended and Restated Outside Director Stock Option Plan of Odetics, Inc.

                 (i) "Stock Option" means a right granted pursuant to Section 6(a) of the Plan to a Participant on the applicable Grant Date to purchase 4,000 shares (subject to an adjustment in accordance with the provisions of Section 5(b) hereof) of Common Stock at the applicable Fair Market Value.


                                       1.

                 (j) "1934 Act" means the Securities Exchange Act of 1934.

         3. Effective Date. The Plan shall be effective beginning on the date it is approved by the Company's shareholders and shall remain in effect for each applicable Grant Date until terminated. If the Plan is terminated, the terms of the Plan shall continue to apply to all outstanding Stock Options and Initial Stock Options granted prior to such termination.

         4. Plan Operation. The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the 1934 Act and accordingly is intended to be self-governing. To this end, the Plan is intended to require no discretionary action by any administrative body with regard to any transaction under the Plan except as specified in Section 5(b) of the Plan. If any questions of interpretation arise, they shall be resolved by the Board.

         5. Common Stock Available for Stock Options.

                 (a) Number of Shares. A maximum of 200,000 shares of Common Stock may be issued upon the exercise of Stock Options and Initial Stock Options granted under the Plan. Shares of Common Stock shall not be deemed issued until the applicable Stock Option or Initial Stock Option has been exercised and, accordingly, any shares of Common Stock represented by Stock Options and Initial Stock Options which expire unexercised or which are cancelled shall remain available for issuance under the Plan.

                 (b) Adjustments. The number of shares available or to be subject to Stock Options and Initial Stock Options granted under the Plan and to any outstanding Stock Options and Initial Stock Options or the exercise price of any such Stock Options and Initial Stock Options shall be automatically adjusted consistent with the effect on other shareholders arising from any corporate restructuring or similar action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock.

         6. Stock Option and Initial Stock Option Terms.

                 (a) Granting of Stock Options and Initial Stock
Options. Each Participant shall be granted a Stock Option on each Grant Date that the Plan is in effect and, if a Participant has not previously received an Initial Stock Option, then such Participant shall also be granted an Initial Stock Option on such Grant Date.

                                       2.

                 (b) Duration and Exercisability. Each Stock Option shall have a term of ten years from the date of grant and shall become initially exercisable as follows:

                          Number of
                            Shares               Date Initially Exercisable
                          ---------              --------------------------
                            1,300                1st Grant Date Anniversary
                            1,350                2nd Grant Date Anniversary
                            1,350                3rd Grant Date Anniversary

Each Initial Stock Option shall have a term of ten years from the date of grant and shall be entirely exercisable beginning on the date of grant.

                 (c) Termination of Directorship. When a Participant ceases to be a member of the Board, for whatever reason, each exercisable Stock Option or Initial Stock Option or portion thereof, held by such Participant shall continue to be exercisable until the earlier of (i) the end of the original term of such option or (ii) five years from the date such Participant ceases to be a member of the Board. Any nonexercisable Stock Option, or portion thereof, held by such Participant shall be cancelled as of the Participant's date of termination of Board service.

         7. General Provisions.

                 (a) Nontransferability of Stock Options and Initial Stock Options. Stock Options and Initial Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution or gifts to or for the benefit of family members of the Participant. The designation of a beneficiary shall not constitute a transfer. A Stock Option or an Initial Stock Option may be exercised, during the lifetime of the Participant, only by such Participant or his or her legal representative.

                 (b) Documentation of Grants. Stock Options and Initial
Stock Options shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe.

                 (c) Plan Amendment. The Board may suspend or amend the Plan if deemed to be in the best interests of the Company and its shareholders; provided, however, that (i) no such amendment may impair any Participant's right regarding any outstanding Stock Option or Initial Stock Option without his or her consent, and (ii) the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, and only to the extent

                                       3.

such amendment is permitted by Rule 16b-3(c)(2)(ii)(B), or its successor, under the 1934 Act.

                 (d) Future Rights. Neither the Plan nor the granting of Stock Options or Initial Stock Options nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in this Plan shall in any way limit or effect the right of a Board or the shareholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

                 (e) Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable federal law.

                                       4.

PROXY                           ODETICS, INC.

                             CLASS A COMMON STOCK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of Class A Common Stock of ODETICS, INC. (the "Company") hereby appoints JOEL SLUTZKY and GREGORY MINER, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on October 27, 1995 at 10:00 A.M. (Pacific Daylight Time), and at any adjournments thereof, and to vote all shares of Class A Common Stock of the Company held of record by the undersigned on September 7, 1995, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

      The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held October 27, 1995: Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1995 furnished herewith.

           (continued, and to be signed and dated on reverse side)




/X/ Please mark
    votes as in
    this example.

This proxy will be voted in accordance with the instructions below, and will be voted in favor of any matters as to which no instructions are indicated. Please mark, sign, date and return this proxy card promptly using the enclosed envelope.
                                                          FOR  AGAINST  ABSTAIN
1. Election of Directors             2. Approval of the   / /    / /      / /
                                        Company's Amended
Nominees standing for election by       and Restated
holders of Class A Common Stock:        Outside Director
Crandall Gudmundson, Leo Wexler.        Stock Option Plan;
                                        and
      FOR        WITHHELD
      / /          / /               3. Such other business as may properly
                                        come before the Meeting.


/ /______________________________
   For all nominees except as
   noted above.

                                        Mark here    / /      Mark here    / /
                                        for address           if you plan
                                        change and            to attend
                                        note at left          the meeting



                                      Signature:__________________Date__________


                                      Signature:__________________Date__________

PROXY                           ODETICS, INC.

                             CLASS B COMMON STOCK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of Class B Common Stock of ODETICS, INC. (the "Company") hereby appoints JOEL SLUTZKY and GREGORY MINER, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1515 South Manchester Avenue, Anaheim, California on October 27, 1995 at 10:00 A.M. (Pacific Daylight Time), and at any adjournments thereof, and to vote all shares of Class B Common Stock of the Company held of record by the undersigned on September 7, 1995, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

      The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held October 27, 1995: Proxy Statement and Annual Report to Stockholders for the year ended March 31, 1995 furnished herewith.

           (continued, and to be signed and dated on reverse side)




/X/ Please mark
    votes as in
    this example.

This proxy will be voted in accordance with the instructions below, and will be voted in favor of any matters as to which no instructions are indicated. Please mark, sign, date and return this proxy card promptly using the enclosed envelope.
                                                          FOR  AGAINST  ABSTAIN
1. Election of Directors             2. Approval of the   / /    / /      / /
                                        Company's Amended
Nominees standing for election by       and Restated
holders of Class B Common Stock:        Outside Director
Joel Slutzky, Jerry Muench, Ralph       Stock Option Plan;
R. Mickelson, Stanley Molasky,          and
Paul E. Wright, Kevin C. Daly.
                                     3. Such other business as may properly
      FOR        WITHHELD               come before the Meeting.
      / /          / /


/ /______________________________
   For all nominees except as
   noted above
                                        Mark here    / /      Mark here    / /
                                        for address           if you plan
                                        change and            to attend
                                        note at left          the meeting



                                      Signature:__________________Date__________


                                      Signature:__________________Date__________